EXHIBIT 10.05

                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     This First Amendment (the "First Amendment") to that certain employment agreement (the "Agreement") dated effective January 1, 2006 by and between Westside Energy Corporation (the "Company") and Douglas G. Manner ("Manner") is made and entered into effective as of the 31st day of March, 2006 by and between the Company and Manner. All capitalized, undefined terms used herein shall have the respective meanings given to such terms in the Agreement.

     RECITALS

     WHEREAS,  the  Agreement  was  entered  into effective January 1, 2006; and

     WHEREAS, the Company and Manner desire to amend the Agreement upon the terms, provisions and conditions set forth hereinafter;

     AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants and agreements of the Company and Manner to amend the Agreement, the Company and Manner agree as follows:

     1. AMENDMENT TO THE AGREEMENT. The first paragraph of Section 7(b) of the Agreement is hereby amended to read in its entirety as follows:

     "(b) Sign-On Stock Bonus. Employer hereby agrees to pay to Employee a sign-on bonus in the form of an issuance of unregistered shares of Employer's common stock (the "Common Stock"), upon the terms, conditions and provisions of this Section 7(b). Pursuant to this Section 7(b), if Employee purchases for cash directly from Employer shares of Common Stock at any time on or before May 31, 2006 (shares so purchased are referred to hereinafter as the "Direct Purchase Shares"), Employee shall be entitled to be issued a sign-on stock bonus comprised of a number of shares of unregistered Common Stock equal to one and one-half times (1.5 times or 150%) the number of Direct Purchase Shares (the shares comprising the sign-on stock bonus are referred to hereinafter as the "Bonus Shares"), up to a maximum of 225,000 Bonus Shares. Of the Bonus Shares, one-third shall be not restricted (except for restrictions imposed by applicable securities laws due to the private nature of the issuance), and a stock certificate representing them (with appropriate legends) shall be delivered to Employee as soon as possible after May 31, 2006. The remaining two-thirds of the Bonus Shares (the "Restricted Bonus Shares") shall be restricted upon the following terms (in addition to restrictions imposed by applicable securities laws due to the private nature of the issuance):"

     2. MISCELLANEOUS. Except as otherwise expressly provided herein, the Agreement is not amended, modified or affected by this First Amendment. Except as expressly set forth herein, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Agreement are herein ratified and confirmed and shall remain in full force and effect. On and after the date on which this First Amendment becomes effective, the terms, "Agreement," "hereof," "herein," "hereunder" and terms of like import, when used herein or in the Agreement shall, except where the context otherwise requires, refer to the Agreement, as amended by this First Amendment. This First
Amendment may be executed into one or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this First Amendment to the Agreement is adopted effective as of the 31st day of March, 2006.

"COMPANY"                                  "MANNER"

WESTSIDE  ENERGY  CORPORATION


By: /s/ Sean J. Austin                      By: /s/ Douglas G. Manner
Name: Sean J. Austin                        Douglas  G.  Manner
Title:Vice President & Chief
      Financial Officer